Exhibit 10.2
EXECUTION VERSION
FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT
     FIRST AMENDMENT, dated as of November 9, 2006, to the Second Amended and Restated Credit Agreement referred to below (this “Amendment”) among DICK’S SPORTING GOODS, INC., a Delaware corporation (“Borrower”), the lenders party hereto (“Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, “Agent”).
W I T N E S S E T H
     WHEREAS, Borrower, Lenders and Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2004 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and
     WHEREAS, Borrower and Required Lenders have agreed to amend the Credit Agreement to permit the Golf Acquisition (as defined herein), all in the manner, and on the terms and conditions, provided for herein;
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. Capitalized terms not otherwise defined herein (including in the recitals hereto) shall have the meanings ascribed to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).
     2. Consent. As of the Amendment Effective Date (as hereinafter defined), Agent and Required Lenders hereby consent to and acknowledge the formation by Borrower of Golf Subsidiary (as defined below); provided that, Borrower shall, or shall cause Golf Subsidiary, to promptly comply with Section 5.16 of the Credit Agreement upon the request of Agent or Required Lenders.
     3. Amendments. As of the Amendment Effective Date, Agent and Required Lenders hereby amend the Credit Agreement as follows:
          (a) Amendment to Section 6.2(g) of the Credit Agreement. Section 6.2(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(g) at any time after the consummation of the Merger, Investments (A) by way of the acquisition of Stock or assets in each case constituting Permitted Acquisitions in an aggregate amount not to exceed $30,000,000 (including any Indebtedness assumed pursuant to Section

6.3(i)) in any Fiscal Year, and (B) constituting the Golf Acquisition for an aggregate purchase price not to exceed $230,000,000 (including any Indebtedness assumed pursuant to Section 6.3(i)); provided that, in the case of the foregoing clauses (A) and (B), immediately prior to, and immediately after giving effect to, such Investment, Excess Availability is greater than $50,000,000, and”
          (b) Amendment to Annex A. Annex A to the Credit Agreement is hereby amended adding the following new definitions in appropriate alphabetical order:
“‘Golf Acquisition’ shall mean the acquisition of Golf Galaxy by means of a merger of Golf Subsidiary with and into Golf Galaxy, with Golf Galaxy existing as the surviving corporation; provided that such acquisition constitutes a Permitted Acquisition.
‘Golf Galaxy’ shall mean Golf Galaxy, Inc., a Minnesota corporation.
‘Golf Subsidiary’ shall mean Yankees Acquisition Corp., a Minnesota corporation that is wholly-owned by Borrower, which was formed solely for purposes of completing the Golf Acquisition.”
     4. Representations and Warranties. To induce Required Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:
          (a) Each of the execution, delivery and performance by Borrower and each Guarantor of this Amendment and the performance of the Amended Credit Agreement are (i) within Borrower’s and each Guarantor’s corporate power and have been duly authorized by all necessary corporate and shareholder action; (ii) do not contravene any provision of any Loan Party’s charter or bylaws or equivalent organizational or charter or other constituent documents; (iii) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (iv) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (v) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vi) do not require the consent or approval of any Governmental Authority or any other Person.
          (b) This Amendment has been duly executed and delivered by or on behalf of Borrower and each Guarantor.
          (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each Guarantor enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          (d) No Default or Event of Default has occurred and is continuing both before and after giving effect to this Amendment.
          (e) No action, claim or proceeding is now pending or, to the knowledge of any Loan Party signatory hereto, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges such Loan Party’s right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or which if determined adversely could have or result in a Material Adverse Effect. To the knowledge of each Loan Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.
          (f) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.
     5. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.
     6. No Other Amendments. Except as expressly amended in Sections 2 and 3 hereof, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.
     7. Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.
     8. Effectiveness. This Amendment shall become effective as of November 9, 2006 (the “Amendment Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to such date:
          (a) Amendment. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Required Lenders and Borrower and acknowledged by the other Loan Parties.
          (b) Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.
     9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     10. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

DICK’S SPORTING GOODS, INC.

By:	/s/ Michael F. Hines

Name:	Michael F. Hines
Title:	Executive Vice President and
Chief Financial Officer

AGENT:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By:	/s/ Joseph H. Burt

Name:	Joseph H. Burt
Its:	Duly Authorized Signatory

LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION

By:	/s/ Joseph H. Burt

Name:	Joseph H. Burt
Its:	Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ James M. Steffy

Name:	James M. Steffy
Title:	Vice President

FLEET RETAIL GROUP, INC.

By:	/s/ Andrew Cerusci

Name:	Andrew Cerusci
Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Joseph L. Kwasny

Name:	Joseph L. Kwasny
Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Anthony D. Braxton

Name:	Anthony D. Braxton
Title:	Director

CITIZEN’S BANK OF PENNSYLVANIA

By:	/s/ Don Cmar

Name:	Don Cmar
Title:	Vice President

JP MORGAN CHASE BANK

By:	/s/ James L. Sloan

Name:	James L. Sloan
Title:	Vice President

Each of the undersigned Guarantors hereby (i) acknowledges each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.
ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

AMERICAN SPORTS LICENSING, INC.

By:	/s/ Michael F. Hines

Name:	Michael F. Hines
Title:	President

DSG OF VIRGINIA, LLC

By:	/s/ Michael F. Hines

Name:	Michael F. Hines
Title:	President

GALYAN’S TRADING COMPANY, INC.

By:	/s/ Michael F. Hines

Name:	Michael F. Hines
Title:	Secretary

GALYAN’S NEVADA, INC.

By:	/s/ Michael F. Hines

Name:	Michael F. Hines
Title:	Secretary

GALYAN’S OF VIRGINIA, INC.

By:	/s/ Michael F. Hines

Name:	Michael F. Hines
Title:	Secretary